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                                                                     EXHIBIT 5.1

                                 January 6, 2004

Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056-3023

Ladies and Gentlemen:

         We have acted as counsel to Quanta Services, Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to $270,000,000 aggregate principal amount of the Company's 4.50% Convertible Subordinated Debentures due 2023 (the "Debentures") and the shares of the Company's common stock, par value $.00001 per share, issuable upon conversion by holders of, or as consideration in connection with a repurchase by the Company of, the Debentures (the "Conversion Shares") to be sold by certain selling securityholders (the "Selling Securityholders") listed in the Prospectus that forms a part of the Registration Statement, as such Prospectus may be amended or supplemented from time to time (the "Prospectus"). The Debentures were issued pursuant to an Indenture, dated October 17, 2003, between the Company and Wells Fargo Bank, N.A., as Trustee (the "Indenture").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Prospectus, the Indenture, the Debentures and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the
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Company and upon the representations and warranties of the Company contained in the Indenture.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The Debentures constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent, conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3. The Conversion Shares have been duly authorized and reserved for issuance upon conversion or repurchase of the Debentures in accordance with their terms, and such Conversion Shares, when issued upon such conversion or repurchase, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ WEIL, GOTSHAL & MANGES LLP

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